UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2015

Alteva, Inc.

(Exact name of registrant as specified in its charter)

New York	001-35724	14-1160510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Market Street, Suite 1100 Philadelphia, Pennsylvania	19106
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code

(877) 258-3722

(Former name or former address if changed since last report,)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On May 15, 2015, Alteva, Inc. (the “Company”) issued a press release announcing financial results for the quarter ended March 31, 2015. A copy of the press release is attached to this Form 8-K as Exhibit 99.1.

Item 8.01 Other Events.

On May 15, 2015, the Board of Directors of the Company announced a special cash dividend of $2.60 on each outstanding share of the Company’s common stock. The special dividend will be payable to stockholders of record as of June 19, 2015, and will be paid on or June 30, 2015. In connection with approving the special cash dividend. The Company also announced that the stock repurchase program that was authorized in August 2014 was terminated.

Additionally, the Company announced that the 2015 Annual Meeting of Shareholders is expected to be held on September 17, 2015 with a record date of August 11, 2015.

The press release announcing the special cash dividend, termination of the repurchase program and the annual meeting date is attached to this Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Alteva, Inc. Press Release dated May 15, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alteva, Inc.
Date:	May 19, 2015	By:	/s/ Brian H. Callahan
Brian H. Callahan
Executive Vice President, Chief
Financial Officer , Corporate Secretary and Treasurer